Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

Second Quarter 2011 Financial Results

Carlsbad, Calif. – July 28, 2011 – MaxLinear, Inc. (NYSE: MXL), a provider of highly integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the second quarter ended June 30, 2011.

Generally Accepted Accounting Principles (GAAP) Results

Net revenue for the second quarter of 2011 was $18.1 million, an increase of 7 percent compared with the first quarter of 2011 and a decrease in revenue of less than 1 percent compared to the second quarter of 2010.

Gross profit in the second quarter of 2011 was 63 percent of revenue, compared to 64 percent in the first quarter of 2011 and 70 percent in the second quarter of 2010. Loss from operations in the second quarter of 2011 was 32 percent of revenue, compared with a loss of 11 percent in the first quarter of 2011, and positive income from operations of 9 percent in the second quarter of 2010.

Net loss for the second quarter of 2011 was $4.8 million, or $0.15 per share (diluted), compared with $1.1 million, or $0.04 per share (diluted), for the first quarter of 2011 and net income of $1.8 million, or $0.05 per share (diluted), for the second quarter of 2010.

Included in GAAP results is $3.3 million of non-recurring expenses related to the previously announced purchase of MoCA® (Multimedia over Coax Alliance) Physical Layer IP and connectivity related software IP licenses.

Cash, cash equivalents and investments totaled $91.1 million at June 30, 2011, compared to $94.5 million at December 31, 2010. Cash flow used in operations totaled $0.4 million in the second quarter of 2011 and $2.5 million for the first half of 2011.

Non-GAAP Results

Non-GAAP gross profit in the second quarter of 2011 was 63 percent of revenue, compared to 64 percent in the first quarter of 2011 and 70 percent in the second quarter of 2010. Non-GAAP loss from operations in the second quarter of 2011 was 5 percent of revenue, compared with 2 percent in the first quarter of 2011 and income from operations of 15 percent in the second quarter of 2010.

Non-GAAP net loss for the second quarter of 2011 was $0.6 million, or $0.02 per share (diluted), compared with $0.1 million, or $0.00 per share (diluted), for the first quarter of 2011, and non-GAAP net income of $2.9 million, or $0.08 per share (diluted), for the second quarter of 2010.

Business Summary

“The second quarter of 2011 was noteworthy for MaxLinear on several fronts. We delivered strong sequential revenue growth of 7% driven by the increase in shipments of our market leading Cable RF SoC solutions, the strategic acquisition of TAM expanding MoCA® IP, and the continued momentum in design wins and revenue growth for our hybrid TV tuner solutions,” commented Kishore Seendripu, Ph.D., Chairman and CEO. “We are particularly encouraged that revenue from our Cable solutions grew approximately 50% sequentially, and increased to approximately 34% of total revenue in the quarter, with strength coming from DOCSIS 3.0 based Cable voice and data gateways. We are also encouraged by the sequential increase in sales of our digital TV receiver solutions into the Japanese automotive market.”

Conference Call Details

MaxLinear will host its second quarter 2011 financial results conference call today, July 28, 2011 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-888-846-5003 / US toll: 1-480-629-9856 with conference ID: 4456771. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://www.maxlinear.com, and will be archived and available after the call at www.investors.maxlinear.com until August 11, 2011. A replay of the conference call will also be available until August 11, 2011 by dialing toll free 1-800-406-7325 or 1-303-590-3030 and referencing passcode: 4456771.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance and trends and opportunities in specific product markets such as cable set top boxes as well as opportunities presented by recent technology license transactions. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties, including, among others, intense competition in our industry; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable, digital television, and automotive applications of our products as well as end user markets for products currently in development; our dependence on a limited number of customers for a substantial portion of our revenues; the timing and development of the global transition from analog to digital television; our lack of long-term supply contracts and dependence on limited sources of supply; our ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for our products. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC). Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which MaxLinear expects to file with the SEC in July 2011.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income, income from operations, gross profit, and earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect and (ii) expenses associated with our acquisition of MoCA® (Multimedia over Coax Alliance) Physical Layer IP and connectivity related software IP licenses. In addition, our non-GAAP results include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s cash incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income. In addition, we exclude the related tax effect of stock-based compensation expense from non-GAAP net income.

Expenses incurred in relation to the previously announced purchase of MoCA® (Multimedia over Coax Alliance) Physical Layer IP and connectivity related software IP licenses are non-recurring; therefore, we do not believe these are indicative of our core operating performance.

The shares used to compute non-GAAP basic and diluted net income per share for the six months ended June 30, 2010 include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In March 2010, in connection with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our Class B common stock.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of highly integrated, radio-frequency (RF) and mixed-signal semiconductor solutions for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contacts:

Suzanne Craig

The Blueshirt Group

Tel: 415-217-4962

Suzanne@blueshirtgroup.com

MaxLinear, Inc. Corporate Contact:

Adam Spice

Chief Financial Officer

Tel: 760-692-0711, Extension 196

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$21,934	$21,563
Investments, available-for-sale	69,174	72,923
Accounts receivable	8,322	3,047
Inventory	6,675	7,425
Deferred income taxes, prepaid expenses and other current assets	4,277	4,232

Total current assets	110,382	109,190
Property and equipment, net	5,230	4,535
Intangible assets	755	980
Deferred income taxes and other long-term assets	5,759	4,213

Total assets	$122,126	$118,918

Liabilities and stockholders’ equity
Current liabilities	$17,320	$13,746
Other long-term liabilities	1,347	257
Capital lease obligations, net of current portion	5	18
Total stockholders’ equity	103,454	104,897

Total liabilities and stockholders’ equity	$122,126	$118,918

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010
Net revenue	$18,094	$16,908	$18,176
Cost of net revenue	6,659	6,077	5,471

Gross profit	11,435	10,831	12,705
Operating expenses:
Research and development	12,655	7,866	6,922
Selling, general and administrative	4,464	4,832	4,194

Total operating expenses	17,119	12,698	11,116

Income (loss) from operations	(5,684)	(1,867)	1,589
Interest income	78	93	99
Interest expense	(2)	(4)	(7)
Other expense, net	(24)	(51)	(7)

Income (loss) before income taxes	(5,632)	(1,829)	1,674
Benefit for income taxes	(836)	(681)	(92)

Net income (loss)	$(4,796)	$(1,148)	$1,766

Net income (loss) per share:
Basic	$(0.15)	$(0.04)	$0.06

Diluted	$(0.15)	$(0.04)	$0.05

Shares used to compute net income (loss) per share:
Basic	32,442	32,037	31,243

Diluted	32,442	32,037	34,492

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Six Months Ended
	June 30, 2011	June 30, 2010
Net revenue	$35,002	$34,313
Cost of net revenue	12,736	10,629

Gross profit	22,266	23,684
Operating expenses:
Research and development	20,521	13,001
Selling, general and administrative	9,296	7,721

Total operating expenses	29,817	20,722

Income (loss) from operations	(7,551)	2,962
Interest income	171	115
Interest expense	(6)	(16)
Other expense, net	(75)	(9)

Income (loss) before income taxes	(7,461)	3,052
Benefit for income taxes	(1,517)	(48)

Net income (loss)	(5,944)	3,100
Net income allocable to preferred stockholders	—	(1,215)

Net income (loss) attributable to common stockholders	$(5,944)	$1,885

Net income (loss) per share attributable to common stockholders:
Basic	$(0.18)	$0.09

Diluted	$(0.18)	$0.08

Shares used to compute net income (loss) per share attributable to common stockholders:
Basic	32,241	21,966

Diluted	32,241	24,871

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010
GAAP net income (loss)	$(4,796)	$(1,148)	$1,766
Stock-based compensation:
Cost of net revenue	—	23	21
Research and development	911	795	676
Selling, general and administrative	521	787	434

Total stock-based compensation	1,432	1,605	1,131
Acquisition of technology licenses	3,298	—	—
Income taxes*	(487)	(546)	—

Non-GAAP net income (loss)	$(553)	$(89)	$2,897

Shares used in computing non-GAAP basic net income (loss) per share	32,442	32,037	31,243

Shares used in computing non-GAAP diluted net income (loss) per share	32,442	32,037	34,492

Non-GAAP basic net income (loss) per share	$(0.02)	$0.00	$0.09

Non-GAAP diluted net income (loss) per share	$(0.02)	$0.00	$0.08

*	Income taxes for the three months ended June 30, 2011 and March 31, 2011 excludes the related tax effect of stock-based compensation.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Six Months Ended
	June 30, 2011	June 30, 2010
GAAP net income (loss)	$(5,944)	$3,100
Stock-based compensation:
Cost of net revenue	23	33
Research and development	1,706	1,017
Selling, general and administrative	1,308	700

Total stock-based compensation	3,037	1,750
Acquisition of technology licenses	3,298	—
Income taxes*	(1,033)	—

Non-GAAP net income (loss)	$(642)	$4,850

Shares used in computing GAAP basic net income (loss) per share	32,241	21,966
Weighted average effect of the assumed conversion of convertible preferred stock from date of issuance	—	6,581

Shares used in computing non-GAAP basic net income (loss) per share	32,241	28,547

Shares used in computing GAAP diluted net income (loss) per share	32,241	24,871
Weighted average effect of the assumed conversion of convertible preferred stock from date of issuance	—	6,581

Shares used in computing non-GAAP diluted net income (loss) per share	32,241	31,452

Non-GAAP basic net income (loss) per share	$(0.02)	$0.17

Non-GAAP diluted net income (loss) per share	$(0.02)	$0.15

*	Income taxes for the three months ended June 30, 2011 excludes the related tax effect of stock-based compensation.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010
GAAP gross profit as a % of revenue	63.2%	64.1%	69.9%
Stock-based compensation:
Cost of net revenue	—	0.1%	0.1%

Non-GAAP gross profit as a % of revenue	63.2%	64.2%	70.0%

GAAP income (loss) from operations as a % of revenue	(31.4)%	(11.0)%	8.7%
Stock-based compensation:
Cost of net revenue	—	0.1%	0.1%
Research and development	5.0%	4.7%	3.7%
Selling, general and administrative	2.9%	4.7%	2.4%
Acquisition of technology licenses	18.2%	—	—

Non-GAAP income (loss) from operations as a % of revenue	(5.3)%	(1.5)%	14.9%

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Six Months Ended
	June 30, 2011	June 30, 2010
GAAP gross profit as a % of revenue	63.6%	69.0%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%

Non-GAAP gross profit as a % of revenue	63.7%	69.1%

GAAP income (loss) from operations as a % of revenue	(21.6)%	8.6%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Research and development	4.9%	3.0%
Selling, general and administrative	3.7%	2.0%
Acquisition of technology licenses	9.4%	—

Non-GAAP income (loss) from operations as a % of revenue	(3.5)%	13.7%

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